Exhibit 99.(13)(i)

EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT Agreement, dated as of August 8, 2017 (this “Amendment”), among Aberdeen Asia-Pacific Income Fund, Inc., a Maryland corporation (the “Borrower”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the Lenders (as defined in the Credit Agreement), amends certain provisions of that certain Amended and Restated Credit Agreement, dated as of April 7, 2017 (as the same may be amended, restated supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent and certain other parties thereto from time to time. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement upon the terms and conditions herein contained, and the Administrative Agent and the Lenders have agreed thereto upon the terms and conditions herein contained.

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.     Amendments to Credit Agreement.

The Credit Agreement (excluding any Schedules or Exhibits attached thereto) is hereby amended in its entirety with the document attached hereto as Annex A.

§2.     Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Administrative Agent as follows:

(a)      The Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of this Amendment and the Credit Agreement, as amended hereby, all of which have been duly authorized by all proper and necessary corporate action, and the Borrower is in full compliance with its Organization Documents. The Borrower has duly executed and delivered this Amendment.

(b)      The execution, delivery and performance by the Borrower of the terms of this Amendment, and the transactions contemplated hereby, and the performance by the Borrower of the Credit Agreement, as amended hereby (i) will not (A) violate any statutes or regulations, including the ICA, of any Governmental Authority applicable to the Borrower, or (B) constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien (other than pursuant to the Security Agreement) upon the property of the Borrower pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, could reasonably be expected to have a Material Adverse Effect, and (ii) are not inconsistent with the Fundamental Policies or the Organization Documents.

(c)      The Amendment and the Credit Agreement, as amended hereby, constitute the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.

(d)      No consent, authorization or approval of, filing with, notice to, or exemption by, the holders of any securities issued by the Borrower, any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, this Amendment and the Credit Agreement, as amended hereby, or is required as a condition to the validity or enforceability of this Amendment and the Credit Agreement, as amended hereby, with respect to or against the Borrower or its property or assets. No provision of any applicable treaty, statute, law (including any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution and delivery by the Borrower or performance by the Borrower of its obligations under, or affect the validity with respect to or against the Borrower of this Amendment or the Credit Agreement, as amended hereby.

§3.     Conditions. This Amendment shall not become effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)     The Administrative Agent shall have received counterparts to this Amendment duly executed by Lenders constituting all Lenders as of the Amendment Effective Date, the Administrative Agent and by a Responsible Officer of the Borrower.

(b)     The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, in all respects satisfactory to the Administrative Agent, (i) certifying as to the incumbency of authorized persons of the Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the governing body of the Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the date hereof, and (iii) certifying that the Borrower’s Organization Documents have not been amended, supplemented or otherwise modified since April 7, 2017 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification.

(c)     The Administrative Agent shall have received all fees and expenses of the Administrative Agent (including the reasonable fees and disbursements of counsel to the Administrative Agent) due and payable on or prior to the Amendment Effective Date.

§4.     Miscellaneous Provisions.

(a)      This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Credit Document, except as specifically set forth herein. It is declared and agreed by each of the parties hereto that the Credit Agreement and the other Credit Documents, as amended hereby, shall continue in full force and effect. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

(b)     THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(c)     This Amendment may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

(d)    The Borrower (a) reaffirms and admits the validity and enforceability of each Credit Document and all of its obligations thereunder, (b) agrees and admits that it has no defense to or offset against any such obligation, (c) represents and warrants that, as of the date of the execution and delivery hereof by the Borrower, (i) both prior to and after giving effect to this Amendment, no Default has occurred and is continuing, and (ii) both prior to and after giving effect to this Amendment, the representations and warranties contained in Article 4 of the Credit Agreement are true and correct on the date of this Amendment, except to the extent that such representations and warranties relate to an earlier date in which event such representations and warranties were true and correct on such earlier date, and (d) agrees to pay promptly after demand therefor all out-of-pocket fees and expenses incurred by the Administrative Agent (including, without limitation, legal fees and disbursements of counsel to the Administrative Agent) in connection herewith.

(e)     This Amendment shall constitute a Credit Document under the Credit Agreement, and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute Obligations under the Credit Documents.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

BANK OF AMERICA, N.A, as Administrative Agent

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

[OTHER LENDERS]

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Revolving Credit Agreement]

ANNEX A

Credit Agreement

[See Attached]